                                                                   EXHIBIT 10.18


          GEMSTONE SYSTEMS, INC. DOMESTIC SOFTWARE LICENSE AGREEMENT


This Agreement is made by and between GemsStone Systems, Inc. ("GEMSTONE"), an Oregon corporation, and the Licensee, each being identified and having a place of business as given on the face of this Agreement.


1.   DEFINITIONS
----------------

As used herein, the terms set forth below shall have the following respective meanings:

1.1 "GEMSTONE" shall mean GemStone Systems, Inc., and shall not mean any subsidiary, affiliate, or other person or entity associated with GemStone Systems, Inc.

1.2 "Licensee" shall mean the entity identified on the face page of this Agreement, and shall not mean any subsidiary, affiliate, or other person or entity associated the Licensee, including, without limitation, any governmental authority.

1.3 "Software Products" shall mean the products identified in the Product Description on the face page of this Agreement in the form delivered, for which the terms of payment set out in Section 8.0 PAYMENT below have been met, and all updates of the same provided to Licensee under the terms of this Agreement.

1.4 "Documentation" shall mean manuals identified in the Product Description on the face page of this Agreement.

1.5 "Server Computer System" shall mean a computer system that executes control processes within a GemStone environment and contains one or more extents of a single Logical GemStone Database. Server Computer Systems may be at the same site or at geographically distributed sites from other Server Computer Systems or Client Computer Systems.

1.6 "Client Computer System" shall mean a computer system that can execute Software Products that access a single Logical GemStone Database. Client Computer Systems may be at the same site or at geographically distributed sites from Server Computer Systems or other Client Computer Systems.

1.7 "Logical GemStone Database" shall mean a domain of information controlled by a common schema and common control processes within a GemStone environment. A Logical GemStone Data can span multiple Server Computer Systems.

1.8 "Named Developer" shall mean an individual who is authorized by Licensee to develop and/or run applications using Software Products that access a single Logical GemStone Database.

1.9 "Named User" shall mean an individual who is authorized by Licensee to run applications using Software Products that access a single Logical GemStone Database; a Named Developer, or an unattended hardware device that could supply information to or obtain information from the Logical GemStone Database.

1.10 "Concurrent User" shall mean an individual who is connected to a Licensee's single Logical GemStone Database; an individual connected to the Logical GemStone Database through a multiplexed front end, such as a transaction processing monitor, or an unattended hardware device that is connected to the Logical GemStone Database.

2.   LICENSE GRANT
------------------

2.1 GEMSTONE hereby grants to Licensee, and Licensee hereby accepts from GEMSTONE, a non-exclusive license, without right to sublicense, to use the Software Products and Documentation; provided, however, that such use of the Software Products shall be limited to use by Licensee accessing a single Logical GemStone Database on Server Computer Systems or on Client Computer Systems connected to Server Computer Systems. Access to or use of a form or release of Software Products other than as delivered is not granted by this license. GEMSTONE reserves all rights not expressly granted by this Agreement.

2.2 Licensee's use of Software Products is limited to use by the number of Named Developers, Named Users, or Concurrent Users so indicated on the Product Description page of this Agreement plus any subsequent Named Developers, Named Users, or Concurrent Users indicated in any authorized amendment to this Agreement. Users indicated in any authorized amendment to this Agreement. Licensee shall have in place with its Named Developers, Named Users, Concurrent Users, employees, agents and others appropriate agreements to satisfy Licensee's obligations under this Agreement, including, but not limited to obligations undertaken in Section 7.

2.3 Software Products may be removed from one Server Computer System and transferred to another Server Computer System or from one Client Computer System and transferred to another Client Computer System after notification to GEMSTONE. An associated transfer fee will be assessed. Use of Software Products may be transferred from one Named Developer to another Named Developer, or from one Named User to another Named User, or from one Concurrent User to another Concurrent User without charge.

3.   OWNERSHIP
--------------

3.1 Title to and ownership of Software Products, including all copies thereof, and all rights therein including trade secrets, patents and copyrights, shall remain with GEMSTONE. No title or ownership of Software Products or any part thereof, is transferred to Licensee.

4.   PROPRIETARY NOTICES
------------------------

4.1 Licensee shall not remove or alter GEMSTONE's ownership, trademark, copyright, or other proprietary notice on Software Products or Documentation.

4.2 Where applicable, the Software Products and Documentation shall be marked with appropriate Restricted Rights legends under the Federal Acquisition Regulations (FAR) or other similar regulations. The Software Products are provided only with restricted rights as set out in this Agreement.

5.   USE RESTRICTIONS
---------------------

5.1 Licensee shall not modify, adapt, translate, reverse engineer, decompile, or disassemble Software Products. Licensee agrees not to develop derivative works which are intended to be functionally equivalent substitutes for the Software Products or any part thereof. Licensee shall not modify, adapt, translate, or create derivative works based on the Documentation without prior written permission from GEMSTONE.

6.   COPY RESTRICTIONS
----------------------

6.1 Licensee shall not copy Software Products or Documentation except as required for use of the Software Products as provided in this Agreement, and for archival storage to assure against loss. Licensee must reproduce and include the

GEMSTONE copyright notice and other proprietary notices on each archival copy.

7.   CONFIDENTIALITY
--------------------

7.1 Licensee understands and acknowledges that GEMSTONE has proprietary trade secrets and confidential information in Software Products, and therefore will hold the Software Products in confidence.

7.2 Notwithstanding anything in this Agreement, Licensee shall have no obligation to hold any information in confidence to the extent that Licenses can show by documentary evidence that such information: (a) is already known to Licensee at the time it is obtained by Licensee from GEMSTONE, free from any obligation to hold such information in confidence; (b) is or becomes publicly known through no wrongful act of Licensee; (c)is rightfully received from a third party without restriction and without breach of any obligation to GEMSTONE or its suppliers; or (d) is independently developed by Licensee without use of any confidential information of GEMSTONE or its suppliers.

7.3 Information regarding performance of the Software Products received from GEMSTONE or developed by Licensee shall be maintained by Licensee as GEMSTONE confidential information and Licensee shall not disclose such information to any outside entity, including, but not limited to, industry analysts, trade press, GEMSTONE's competitors, or other business entities without GEMSTONE's prior written consent.

7.4 Licensee's obligations under this Section 7 shall survive termination of this Agreement.

8.   PAYMENT
------------

8.1 Full payment is due within 30 days from the date of mailing an invoice for the Software Products or Documentation to Licensee. All amounts are payable in U.S. Dollars by check or money order payable to GemStone Systems, Inc. All Taxes, if any, are to be paid by Licensee, except for taxes on the income or revenue of GEMSTONE.

9.   TERM AND TERMINATION
-------------------------

9.1 The term of this Agreement shall commence on the effective date of this Agreement and shall continue until terminated pursuant to this Section 9.

9.2 Either party may, by written notice, terminate this Agreement if the other party fails to remedy any default under this Agreement within thirty (30) days of receipt of written notice specifying such default.

9.3 Upon termination of this Agreement for any reason, all licenses granted hereunder shall terminate, Licensee shall immediately cease use of and shall return to GEMSTONE all copies of the Software Products and Documentation.

10.  SHIPMENT
-------------

10.1 GEMSTONE shall ship Software Products or Documentation ordered by Licensee as soon as practical after acceptance of Licensee's order. All shipments of Software Products and Documentation shall be F.O.B. Beaverton, OR, and the risk of loss shall pass to Licensee upon delivery to the carrier. When an order is not accompanied by shipping instructions, GEMSTONE shall select the carrier. In no case shall GEMSTONE assume any liability in connection with the shipment nor shall the carrier be construed as an agent for GEMSTONE. GEMSTONE shall not be liable for any damages or penalties for delivery delays due to causes beyond its reasonable control. All shipping, handling, and insurance charges, if any are to be paid by Licensee.

10.2 Each order paced by Licensee for Software Products or Documentation shall be deemed to incorporate all of the terms and conditions of this Agreement. Any terms and conditions of such order which are in addition to or inconsistent with the terms of this Agreement shall be deemed stricken from such order.

11.  SUPPORT
------------

11.1 GEMSTONE will deliver to Licensee any updates to the Software Products and Documentation released for general availability during the 90 days following the effective date of this Agreement, provided full payment of all license fees due under this Agreement has been received by GEMSTONE. GEMSTONE will, for the 90 days following the effective date of this Agreement, as is reasonable, assist Licensee by receiving telephone calls from Licensee at telephone number (503) 629-8383 (or such other telephone number as may be established for this purpose from time to time by GEMSTONE) and communicating data to Licensee via electronic mail to answer a reasonable number of questions about Software Products and Documentation. GEMSTONE shall not be obligated to assist Licensee other than as specified herein. After the initial 90 day period, continued updates and support will be the subject of a separate Software Maintenance Agreement.

12.  WARRANTY; LIMITATION OF LIABILITY
--------------------------------------

12.1 GEMSTONE warrants that Software Products will perform substantially in accordance with the Documentation for a period of ninety (90) days after the date the Software Products have been shipped to Licensee (hereinafter "Warranty Period").

12.2 During the Warranty Period, GEMSTONE shall attempt, without charge, to diagnose, verify and correct errors or defects in the Software Products that are identified in writing by notice to GEMSTONE, and any corrections for errors or defects may, at GEMSTONE's election, be installed directly and/or incorporated in subsequent updates to be delivered to Licensee from GEMSTONE.

12.3 Any modifications or other alterations of a Software Product by Licensee without the approval of GEMSTONE shall, without limiting GEMSTONE's other remedies, void GEMSTONE's warranty and software maintenance obligations unless and until the Software Product is returned to its unaltered state.

12.4 GEMSTONE shall have no responsibility for delivering to Licensee any subsequent versions of the Software products or Documentation that it may develop in the future.

12.5 GEMSTONE's liability to the Licensee for all damages, costs, claims, or demands incurred or suffered by or awarded against GEMSTONE arising directly or indirectly out of the performance or any breach of this license shall in no event exceed the total amount paid to GEMSTONE under this License.

12.6 THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS MAY BE OTHERWISE PROVIDED IN THIS AGREEMENT, GEMSTONE SHALL NOT BE RESPONSIBLE TO LICENSEE OR TO ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES,

WHETHER IN CONTRACT OR TORT, DUE TO ANY FORESEEN OR UNFORESEEN CAUSE FROM LICENSEE'S OR ANY THIRD PARTY'S USE OR THE PERFORMANCE OF THE SOFTWARE PRODUCTS UNDER THIS AGREEMENT.

13.   INDEMNITY BY GEMSTONE
---------------------------

13.1 GEMSTONE agrees to indemnify Licensee, as limited by this paragraph, with respect to any suit, claim or proceeding brought against Licensee alleging that Licensee's use of the Software Products constitutes an infringement of any valid United States patent or copyright. GEMSTONE agrees to defend Licensee against any such claims and to pay litigation costs, reasonable attorney's fees, and damages awarded by a court of competent jurisdiction: if, and only if, Licensee promptly gives notice to GEMSTONE of any such suit, claim or proceeding and cooperates with GEMSTONE in the defense or settlement of such suit, claim or proceeding; and provided that GEMSTONE shall have sole control thereof.

13.2 If a claim or allegation is made, or in either party's judgment is likely to arise, Licensee agrees that GEMSTONE may, at GEMSTONE's option:

(i) procure for Licensee the right to continue using the portion of the Software Product enjoined from use;

(ii) replace or modify the Software Product so that Licensee's use is not subject to any such injunction; or

(iii) accept return of the Software Product to GEMSTONE, and in the event of such return, GEMSTONE shall refund the license fee paid for the Software Product.

GEMSTONE shall have no further liability or obligations arising from patents of copyrights under this Agreement.

13.3 This indemnity of section 13 shall not apply to claims arising from any Software Product that has been modified or altered other than by GEMSTONE.

14.   INDEMNITY BY LICENSEE
---------------------------

14.1 Because GEMSTONE has no knowledge of, or control over, the applications of the Software Products made by Licensee, and is therefore unable to assess any risks of personal injury or damage arising from the applications made by Licensee, Licensee assumes all risks, and agrees to indemnify GEMSTONE, and hold GEMSTONE harmless, with respect to any suit, claim or proceeding brought against GEMSTONE alleging that use by, or under authority of, Licensee, of the Software Products caused personal injury or property damage.

15.   GENERAL
-------------

15.1 This agreement may be amended only by a written instrument stating an intention to modify this Agreement and signed by a duly authorized representative of the party to be bound.

15.2 Failure by either party at any time to require performance by the other party or to claim a breach of any term or condition of this Agreement shall not be construed as affecting any subsequent breach or the right to require performance with respect thereto or to claim a breach with respect thereto.

15.3 This Agreement may not be assigned by either party without the prior written permission of the other party, which permission shall not be unreasonably withheld.

15.4 If any provision in this Agreement may be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the meaning of such provision shall be construed so as to render it enforceable to the extent feasible. If no feasible interpretation would save such provision, it shall be severed from this Agreement and the remainder shall remain in full force and effect. However, in the event such provision is considered an essential element of this Agreement, the parties shall promptly negotiate alternative, reasonable equivalent, enforceable terms.

15.5 The rights and obligations of the parties and all interpretations and performance of this Agreement shall be governed in all respects by the laws of the State of Oregon.

15.6 Notices shall be transmitted in writing by certified U.S. Mail, postage prepaid, return receipt requested, addressed to the parties at an address specified on the face page of this Agreement or to such other address as is provided by notice.

15.7 Any notice given pursuant to Paragraph 15.6 shall be effective four (4) days after the day it is mailed or upon receipt as evidenced by the U.S. Postal Service return receipt card, whichever is earlier.

15.8 Section heading are inserted for convenience only and shall not be used in any way to construe the terms of this Agreement.

The terms and conditions appearing on the face page and in the Software License Agreement set forth the entire agreement between the parties. By executing this Agreement, I acknowledge that I have read and understand all these terms and conditions, and that I have the authority to enter into this Agreement on behalf of the Licensee. This Agreement shall be effective as of the last date given below.

LICENSEE:

/s/ D. M. Fisher     3/28/96
-------------------------------------
Authorized Signature/Date

Donal M. Fisher
-------------------------------------
Print Name

V.P. Sales & Marketing
-------------------------------------
Title



GEMSTONE:


_____________________________________
Authorized Signature/Date


_____________________________________
Print Name


_____________________________________
Title

                        SOFTWARE MAINTENANCE AGREEMENT

DEFINITIONS: As used herein, the terms set forth below shall have the following respective meanings: "Designated Contact Person" shall mean the Primary Contact or Alternate contact identified on the face page of this Agreement, either of which may be changed upon written notice from licensee, who shall be responsible for Service Request on behalf of all users at Licensee's site. "Software Update" shall mean any change to Software Products or documentation, by GEMSTONE, for the purpose or providing enhancements, improving performance, or improving functionality; and that is formally released by GEMSTONE for external use. "Service Request" shall mean communication from a Designated contact person to GEMSTONE via telephone call, facsimile transmission, electronic mail for the purpose of obtaining answers to questions about Software Products or Documentation, or submitting problem reports about Software Products or Documentation.

UPDATES: GEMSTONE will promptly deliver to Licensee any Software Update issued during the term of this Agreement, whereupon such Software Update shall be regarded as the Software Product which it supersedes and shall there upon be subject to all of the terms and conditions of this Software License Agreement relating to such Software Product. Upon issue of any Software Update, it shall become the currently supported version. Support for the version of the Software Product it superseded will continue, but support for all previous versions will be discontinued.

SUPPORT: GEMSTONE will, as is reasonable, assist Licensee by receiving Service Request from Licensee during normal GEMSTONE Business hours (9:00 a.m. - 6:00 p.m. Pacific time excluding weekends and holidays), and at phone numbers and addresses to be made known to Licensee on the effective date of this Agreement. In the case that Service Requests are questions posed by Licensee, GEMSTONE's response shall be made within a reasonable time and shall include the answers, if known. In the case that Service Requests are problem reports submitted by Licensee, Licensee shall submit sufficient documentation of each problem referenced therein to enable GEMSTONE to reproduce and verify same. GEMSTONE's response to each problem shall be made within a reasonable time after it verifies same, and may include (I) instructions for fixing or avoiding the problem if known or readily ascertainable, or (II) a Software Update which is free of such problem. GEMSTONE shall not be obligated to assist Licensee beyond the assistance specified herein. Additional services such as complete installation, onsite support, support outside of normal business hours, or consulting are available at GEMSTONE's standard time and expense rates.

TERM: The term of this Agreement shall commence on the effective date of this Agreement and shall end one (1) year thereafter unless earlier terminated as provided herein below. GEMSTONE shall have the right to terminate this Agreement upon written notice to Licensee if Licensee is in Breach of any terms or conditions of this Agreement, does not pay for renewal within 30 days after the beginning of any renewal term, has any act of dissolution or bankruptcy made or filed by or against it, makes any assignment of its assets for the benefit of creditors, or has any substantial attachment or execution of judgment made against it.

RENEWAL: This agreement will be automatically renewed for an additional term at the end of the current term unless (I) Licensee requests cancellation at least 30 days prior to the end of the current term, (II) GEMSTONE submits a different Agreement to Licensee at least 30 days prior to the end of the current term,
(III) GEMSTONE has terminated this Agreement as specified above. The effective date of the renewal Agreement shall be on the anniversary of the effective date of this Agreement. Should Licensee decide to terminate this Agreement, renewal at a later date may be purchased for the then current maintenance agreement price plus a renewal fee equal to a one year's maintenance agreement price.


Signed:  /s/ D.M. Fisher
       --------------------

Date:  3/28/96
     ----------------------

Software License Agreement                  GemStone Systems, Inc.

                        SOFTWARE MAINTENANCE AGREEMENT

DEFINITIONS: As used herein, the terms set forth below shall have the following respective meanings: "Designated Contact Person" shall mean the Primary Contact or Alternate contact identified on the face page of this Agreement, either of which may be changed upon written notice from licensee, who shall be responsible for Service Request on behalf of all users at Licensee's site. "Software Update" shall mean any change to Software Products or documentation, by GEMSTONE, for the purpose or providing enhancements, improving performance, or improving functionality; and that is formally released by GEMSTONE for external use. "Service Request" shall mean communication from a Designated contact person to GEMSTONE via telephone call, facsimile transmission, electronic mail for the purpose of obtaining answers to questions about Software Products or Documentation, or submitting problem reports about Software Products or Documentation.

UPDATES: GEMSTONE will promptly deliver to Licensee any Software Update issued during the term of this Agreement, whereupon such Software Update shall be regarded as the Software Product which it supersedes and shall there upon be subject to all of the terms and conditions of this Software License Agreement relating to such Software Product. Upon issue of any Software Update, it shall become the currently supported version. Support for the version of the Software Product it superseded will continue, but support for all previous versions will be discontinued.

SUPPORT: GEMSTONE will, as is reasonable, assist Licensee by receiving Service Request from Licensee during normal GEMSTONE Business hours (9:00 a.m. - 6:00 p.m. Pacific time excluding weekends and holidays), and at phone numbers and addresses to be made known to Licensee on the effective date of this Agreement. In the case that Service Requests are questions posed by Licensee, GEMSTONE's response shall be made within a reasonable time and shall include the answers, if known. In the case that Service Requests are problem reports submitted by Licensee, Licensee shall submit sufficient documentation of each problem referenced therein to enable GEMSTONE to reproduce and verify same. GEMSTONE's response to each problem shall be made within a reasonable time after it verifies same, and may include (I) instructions for fixing or avoiding the problem if known or readily ascertainable, or (II) a Software Update which is free of such problem. GEMSTONE shall not be obligated to assist Licensee beyond the assistance specified herein. Additional services such as complete installation, onsite support, support outside of normal business hours, or consulting are available at GEMSTONE's standard time and expense rates.

TERM: The term of this Agreement shall commence on the effective date of this Agreement and shall end one (1) year thereafter unless earlier terminated as provided herein below. GEMSTONE shall have the right to terminate this Agreement upon written notice to Licensee if Licensee is in Breach of any terms or conditions of this Agreement, does not pay for renewal within 30 days after the beginning of any renewal term, has any act of dissolution or bankruptcy made or filed by or against it, makes any assignment of its assets for the benefit of creditors, or has any substantial attachment or execution of judgment made against it.

RENEWAL: This agreement will be automatically renewed for an additional term at the end of the current term unless (I) Licensee requests cancellation at least 30 days prior to the end of the current term, (II) GEMSTONE submits a different Agreement to Licensee at least 30 days prior to the end of the current term,
(III) GEMSTONE has terminated this Agreement as specified above. The effective date of the renewal Agreement shall be on the anniversary of the effective date of this Agreement. Should Licensee decide to terminate this Agreement, renewal at a later date may be purchased for the then current maintenance agreement price plus a renewal fee equal to a one year's maintenance agreement price.

Signed:  /s/ D.M. Fisher                         /s/ Dan J. Ware
       -----------------

Date:  6/28/96                                     7/16/96
     -------------------

Software License Agreement                  GemStone Systems, Inc.

            GEMSTONE SYSTEMS, INC. VALUE-ADDED REMARKETER AGREEMENT

This Agreement is made by and between GemStone Systems, Inc ("GEMSTONE"), an Oregon corporation, and the Licensee, each being identified and having a place of business as given on the face page of this Agreement.

BACKGROUND
----------

This Agreement is made with reference to the following facts:

     Licensee has entered into a GemStone Systems, Inc. Domestic Software License Agreement ("SLA"), to which this Agreement is attached, relating to the license of certain Software Products and Documentation identified on the face page of such agreement;

     The parties desire to add to the terms of the SLA in order that GEMSTONE may grant to Licensee a license to distribute the Software Products and Documentation upon the terms and conditions of this Agreement;

Now, therefore, the parties hereby agree as follows:

1.   DEFINITIONS
----------------

1.1 The definitions established in Section 1 of the SLA shall also apply to this Agreement.

1.2 "Customer" means any end user to whom licensee sublicenses Documentation or an executable copy of the Software Products.

1.3  "Territory" means the countries and areas identified on Exhibit B.

1.4 "Sublicense Agreement" means a contact between Licensee and a Customer whereby the Customer is granted the right to use all or a part of the Software Products and Documentation, and which contains the terms specified in Exhibit A. Licensee may only sublicense the Software Products and Documentation to Customers located in, and solely for use in, the Territory and may not sublicense directly or indirectly to Customers in, or for use in, any other countries.

2.   SUBLICENSE GRANT
---------------------

2.1 Notwithstanding the provisions of Section 2.1 of the SLA, GEMSTONE grants license a non-exclusive, nontransferable, license to sublicense Customers located in the Territory to use the Documentation and an executable version of the Software Products, provided that:

     (i) the Software Products and Documentation are part of a software product to be licensed by Licensee to a Customer;

     (ii) the Software Products and Documentation are sublicensed for use only in the Territory;

     (iii) Licensee has its Customer execute a Sublicense Agreement containing a clear statement of the terms specified in Exhibit A in a manner enforceable in the Territory; and

     (iv) Licensee shall affix on and encode in each copy of a Software Product sublicensed by Licensee a unique serial number provided by GEMSTONE.

3.   TERM
---------

This Agreement shall commence immediately and shall continue for a period of 2 years, unless sooner terminated as provided hereunder.

4.   FEES, PAYMENT REPORTS
--------------------------

4.1 Within thirty (30) days after the end of each calendar quarter, Licensee shall remit payment of the appropriate Sublicense Fees as set forth in Exhibit C.

     (i) The Sublicense Fees set forth in Exhibit C may be changed by GEMSTONE at any time. If a change to a price, discount, payment or credit term results in an increase in cost to the Licensee, such change shall become effective only upon thirty (30) days prior written notice by GEMSTONE.

4.2 Within thirty (30) days after the end of each calendar quarter, Licensee shall also deliver to GEMSTONE a written Activity Report signed by an officer of Licensee covering the calendar quarter. The Activity Report shall contain the following information;

     (i) the amount of the royalties or fees payable by Licensee to GEMSTONE for licenses or sublicense of the Software Products and Documentation during the preceding calendar quarter;

     (ii) the manner in which the amount of the royalties or fees payable to GEMSTONE was calculated by Licensee;

     (iii) a description of the software products licensed by Licensee to Customers hereunder;

     (iv) the date on which the Software Products were shipped to each end user;

     (v) the brands and models of the Server Computer Systems on which the Software Products were installed; and

     (vi) the unique serial number provided by GEMSTONE which was affixed to and encoded into each Software Product.

4.3 Licensee shall maintain accurate records relating to the copying, distribution, sublicensing, and servicing of the Software Products and Documentation so as to establish the payments due to GEMSTONE hereunder, to identify all Sublicensees, and to otherwise verify Licensee's compliance with the terms of this Agreement. Such books, records and Sublicense Agreements shall be available at their place of keeping for inspection or copying by GEMSTONE or an independent auditor chosen and paid by GEMSTONE during normal business hours. Licensee shall retain all Sublicense Agreements and records pertaining to payments due to GEMSTONE for a period of three (3) years after termination. In the event an audit reveals that Licensee has not paid all of the Sublicense Fees due hereunder, Licensee shall pay within 10 days the discrepancy plus interest, calculated at a monthly rate of 1% per month (or, the maximum rate allowed by law, if less) from the date the Sublicense Fee was due until it is paid. If the discrepancy exceeds more than 5% of the Sublicense Fees due for the period under audit, Licensee shall also reimburse the cost of such inspection, including reasonable auditor's fees.

4.4 All sales, use, personal property, withholding and other taxes relating to this Agreement shall be paid by Licensee unless Licensee provides GEMSTONE with valid tax exemption certificates. Licensee shall not be reasonable for taxes based on GEMSTONE's net income.

4.5 Any Payment or part of a payment that is not paid when due shall bear interest at the rate of 1.5% per month, or at the highest contract rate allowed by law, whichever is less, from its due date until paid.

5.   LICENSEE OBLIGATIONS
--   --------------------

5.1 Licensee shall evaluate and test the Software Products and Documentation to determine its suitability for use in the creation of products.

5.2 Licensee agrees to train within sixty (60) days of the effective date of this Agreement and maintain a sufficient number (minimum of one (1) each) of capable technical and sales personnel to carry out the obligations and responsibilities of Licensee under this Agreement.

5.3 Licensee shall provide all technical, service, warranty, return, telephone and other training, service and support to its Customers relating to the Software Products.

6.   SUPPORT
--   -------

6.1 Subject to the availability of its personnel, GEMSTONE will provide reasonable technical assistance to Licensee, upon request, at GEMSTONE's then-current rates, terms, and conditions.

7.   OWNERSHIP AND NOTICES
--   ---------------------

7.1 Licensee shall insure that any copyright notice or other proprietary rights notice placed in or on or displayed by the Software products or Documentation by GEMSTONE, whether in machine language or human readable form continue to appear or exist in all copies of the Software Products and Documentation that Licensee delivers to its Customers.

8.   INDEMNITY BY LICENSEE
--   ---------------------

8.1 Licensee shall indemnify GEMSTONE from all claims, losses, and damages which may arise from its marketing, installation, or support of the Software Products and Documentation, including claims based on representations, warranties, or misrepresentations made by Licensee, inadequate installation, support or assistance by licensee, or any other act or failure to act on the part of Licensee. Licenser shall have the right to participate in the defense of any such claim at its own expense.

9.   TERMINATION
--   -----------

9.1 In addition to the provisions of Section 9 of the SLA, GEMSTONE may terminate this Agreement prior to its expiration upon the failure of Licensee to pay any sum due hereunder within fifteen (15) days of the date due.

9.2 Licensee may terminate this Agreement at any time after all payments accrued hereunder prior to the effective date of termination have been made by giving ninety (90) days written notice to GEMSTONE.

9.3 In addition to its obligations under Section 9.3 of the SLA, upon expiration or termination of this Agreement, Licensee agrees to cease sublicensing the Software Products and Documentation. Notwithstanding the foregoing, and notwithstanding termination of this Agreement, Licensee shall retain the right to continue to support authorized Customer copies of Software products that have been sublicensed hereunder prior to the effective date of termination, subject to continued payment of applicable royalties to GEMSTONE.

10.  GENERAL
---  -------

10.1 This Agreement may not be assigned by either party without the prior written approval of the other party, which approval shall not be unreasonably withheld.

10.2 Each party is acting as an independent contractor and not as an agent, partner, or joint venturer with the other party for any purpose. Except as provided in this Agreement, neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

10.3 Neither GEMSTONE nor Licensee shall be reasonable for delays or failure of performance resulting from acts beyond the reasonable control of such party. Such acts shall include, but not be limited to, acts of god, strikes, walkouts, riots, acts of war, epidemics, failure of suppliers to perform, governmental regulations, power failure or failures, earthquakes, or other disasters.

10.4 The parties have read this Agreement and agree to be bound by its terms, and further agree that this Agreement, together with the SLA of which it is a part, constitute the complete and exclusive statement of the agreement between them which supersedes all proposals, oral or written, and all other communications between them relating to the license and use of the Software Products and Documentation.


In witness whereof, the parties have caused this Agreement to be executed by their duly authorized representatives.

LICENSEE:


 /s/ D.M. Fisher
------------------------------------------
Authorized Signature/Date

  Donald Fisher
------------------------------------------
Print Name

  V.P. Sales & Marketing
------------------------------------------
Title

GEMSTONE:


 /s/ Dan J. Ware
------------------------------------------
Authorized Signature/Date

  Dan J. Ware
------------------------------------------
Print Name

  Sr. V.P. W.W. Operations
------------------------------------------
Title

       Addendum to GemStone Systems, Inc. Value Added Reseller Agreement
       -----------------------------------------------------------------

This addendum is hereby made part of and incorporated into the GemStone Systems, Inc. Value Added Reseller ("Agreement") entered into by and between GemStone Systems, Inc. ("GemStone") and Genomica ("Licensee") on April 8, 1996. In the event that this Addendum is inconsistent or conflicting with Agreement, the provisions of the Addendum will prevail.

The parties agree to make the following changes to the Agreement.

Paragraph 2 - SUBLICENSE GRANT
------------------------------

Delete the following:

     (iv) Licensee shall affix on and encode in each copy of a Software Product sublicensed by Licensee a unique serial number provided by GEMSTONE

Paragraph 4 - FEES, PAYMENT REPORTS
-----------------------------------

Section 4.1, (i) shall read as follows:

     (i) The Sublicense Fees set forth in Exhibit C may be changed by GEMSTONE at any time. If a change to a price, discount, payment or credit term results in an increase in cost to the Licensee, such change shall become effective only upon ninety (90) days prior written notice by GEMSTONE.

Section 4.2, (v) shall read as follows:

     (v) the platform and operating systems of the Server Computer Systems on which the Software Products were installed; and

Add the following section (vi):

     (v)  GEMSTONE acknowledges that the information provided by Licensee under section 4.2 and 4.3 is confidential to Licensee and will treat it as such provided however, such information is marked confidential with a appropriate legend or stamp.

Paragraph 6 -  SUPPORT
----------------------

Add the following sentence:

     GemStone anticipates providing such service in accordance with its standard response and escalation procedures.

Paragraph 8 - INDEMNITY BY LICENSEE
-----------------------------------

Add the following sentence to the end of the paragraph:

     The foregoing indemnity obligation of Licensee shall not apply with respect to any claims that the Software Products infringe upon any patent or copyright, and such claims shall be subject to GEMSTONE's indemnity obligations under the SLA, except to the extent that such claims relate to any modification or alteration of a Software Product by a party other than GEMSTONE or the use of a Software Product with any materials not provided by GEMSTONE.

Paragraph 9 - TERMINATION
-------------------------

Section 9.1 shall read as follows:

     In addition to the provisions of section 9 of the SLA. GEMSTONE may terminate this Agreement prior to its expiration upon the failure of Licensee to pay any sum due hereunder within thirty (30) days of the date due.

IN WITNESS WHEREOF, the undersigned have read and agreed to the terms of this Agreement.

GEMSTONE SYSTEMS, INC.                      Genomica

By: /s/ Dan J. Ware                         By: /s/ D. M. Fisher
   --------------------------------            --------------------------------

Name:   Dan J. Ware                         Name:   Donald M. Fisher
     ------------------------------              ------------------------------

Title:  Sr. V.P. W.W. Operation             Title:  V.P. Sales & Marketing
      -----------------------------               -----------------------------

Date:   5/1/96                              Date:   4/8/96
     ------------------------------              ------------------------------



03/27/96; 12:18 PM

                                   EXHIBIT A

                    Terms Required in Sublicense Agreement


The parties agree that each Sublicense Agreement between licensee and its Customers for the Software Products and Documentation shall require that the Customer agree to the following:

Title to the Software Products does not pass to the Customer.

Customer only obtains a non-exclusive license, without right to sublicense, to use the Software Products in the Territory to access a single Logical GemStone Database on Server Computer Systems.

Customer shall not transfer or license the use of all or any portion of the Software Products and Documentation to any third party or entity.

The Software Products constitutes highly valuable property of GEMSTONE and contains trade secrets and confidential information owned by GEMSTONE. Customer shall observe complete confidentiality with respect to the Software Products and documentation, and all performance data and shall not disclose all or any portion thereof to any third party or entity, except to its employees as required in the course of their employment.

Customer shall not decompile, disassemble or otherwise reverse engineer the Software Products.

The obligations set forth above shall survive any expiration of the term of the Sublicense Agreement.

GEMSTONE has made no representations to the Customer and GEMSTONE warrants only that the Software Products will perform substantially in accordance with the documentation for a period of ninety (90) days.

GEMSTONE's liability to Customer for any claim shall be limited to direct damages and shall not exceed the total amount paid to GEMSTONE for the license of the Software Products.

                                   EXHIBIT B


                                   Territory

The geographic scope of the licenses conveyed herein by GEMSTONE to VAR for Genomica's product called Genome topographer shall be World Wide distribution.

                                   EXHIBIT C

                                Sublicense Fees


1.  Licenses Product:  Genome Topographer (GT)
                       -----------------------

    Fee: Licensee will remit to GemStone a royalty equal to 14% of gross sales received in connection with the sale and distribution of concurrent users for the above product. Amounts subject to the royalty include product licenses and maintenance fees and as such will allow Licensee to updates its VAR product and distribute to its Customers.

    Number of Users:  The above product is sold on a per user bases.

    Term of Licensee Product: One year. Subsequent renewals fees will be remitted at the above percentage on an annual basis. Should customer elect to cease using GT during the annual term, no fees paid will be refunded to Licensee.


2.  Evaluation Licenses:

GEMSTONE acknowledges the need for Genomica to conduct evaluations of the GT with its prospects. Therefore, GEMSTONE will grant at Genomica's request a thirty (30) day temporary keyfile in order to access the GEMSTONE Software at no charge to accommodate the Genomica evaluation cycle.

                                   EXHIBIT D


                            Approved Configurations


1.   Licensee Product:
     ----------------

Name of Product(s): Genome Topographer (GT)


Brief Description and function: The Genome Topographer supports computer aided gene analysis.


2.   Approved Configuration
     ----------------------

Platform/Operating systems: Any GemStone supported platform

Language Interfaces: GemStone Smalltalk Interface for Visual Works, GemStone C Interface